UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 12, 2008, iPCS, Inc. (the “Company”) announced that certain of its subsidiaries have filed a lawsuit against Sprint Nextel Corporation and certain of its affiliates (collectively, “Sprint Nextel”) in the Circuit Court of Cook County, Illinois, seeking declaratory and injunctive relief with respect to Sprint Nextel’s proposed WiMax transaction, which was announced on May 7, 2008.  The press release also stated that, on May 7, 2008, Sprint Nextel filed a complaint for declaratory judgment in the Court of Chancery of the State of Delaware seeking to have that court rule that the proposed WiMax transaction is not a violation of the Sprint Nextel agreements with iPCS.

A copy of the Company’s press release containing this announcement, as well as a copy of the Company’s complaint and Sprint’s complaint, are filed as Exhibits 99.1, 99.2, and 99.3, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

99.1  Press Release by iPCS, Inc., dated May 12, 2008.

99.2  Complaint for Declaratory and Injunctive Relief filed in the Circuit Court of Cook County, Illinois.

99.3  Complaint for Declaratory Judgment filed in the Court of Chancery of the State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: May 12, 2008
	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

99.1  Press Release by iPCS, Inc., dated May 12, 2008.

99.2  Complaint for Declaratory and Injunctive Relief filed in the Circuit Court of Cook County, Illinois.

99.3  Complaint for Declaratory Judgment filed in the Court of Chancery of the State of Delaware.